UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2026
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BETA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42932	83-1276474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 Airport Drive South Burlington,Vermont	05403
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (802) 281-3623
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Dean Kamen has voluntarily stepped down from the Board of Directors (the "Board") of BETA Technologies, Inc. (the "Company"), effective January 18, 2026. Mr. Kamen also served as a member of the Compensation Committee of the Board. Mr. Kamen made this decision to avoid potential distractions as the Company remains focused on executing its strategic priorities.
Mr. Kamen’s resignation concludes the review initiated on February 4, 2026 by the Nominating and Corporate Governance Committee of the Company's Board, which did not identify any violations of the law. He cooperated fully throughout the process.
Mr. Kamen has been a valued member of the Board and contributed significantly to the Company over many years through his guidance, leadership, and investment, as well as through his broader impact on advancing innovation, science, and engineering.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETA Technologies, Inc.

Date: February 19, 2026	/s/ Brian Dunkiel
Brian Dunkiel Chief Legal Officer